EXHIBIT 4(b)



                                   AGREEMENT

        This will confirm the agreement by and among the undersigned that the Amendment No. 1 to Schedule 13D, dated May 31, 1995, with respect to the undersigned's ownership of Common Stock of TII Industries, Inc. is filed on behalf of each of the undersigned.


Date:  May 31, 1995

                            /s/ William J. Rouhana, Jr.

                                William J. Rouhana, Jr.


                            /s/ Timothy Graham

                                Timothy Graham


                            /s/ Fredric E. von Stange

                               Fredric E. von Stange



                            WinStar Companies, Inc.


                            By: /s/ William J. Rouhana, Jr.

                                    William J. Rouhana, Jr.
                                    President

                            WinStar Services, Inc.


                            By: /s/ William J. Rouhana, Jr.

                                    William J. Rouhana, Jr.
                                    President


                            WinStar Venture II, Inc.


                            By: /s/ William J. Rouhana, Jr.

                                    William J. Rouhana, Jr.
                                    President